FOURTH SUPPLEMENTAL INDENTURE

                                  between

                        NORFOLK SOUTHERN CORPORATION

                                    and

                   U.S. BANK TRUST NATIONAL ASSOCIATION

                           Dated February 6, 2001





                             TABLE OF CONTENTS
                                                                       Page

ARTICLE I

      DEFINITIONS........................................................2
      Section 101 Definition of Terms....................................2

ARTICLE II

      GENERAL TERMS AND CONDITIONS OF THE NOTES..........................6
      Section 201 Designation and Principal Amount.......................6
      Section 202 Place of Payment: Security Register for Notes..........6
      Section 203 Global Note............................................7
      Section 204 Interest...............................................7

ARTICLE III

      COVENANTS..........................................................8
      Section 301 Limitation on Liens on Stock or Indebtedness of
                  Principal Subsidiaries.................................8
      Section 302 Limitations on Funded Debt.............................8

ARTICLE IV

      REDEMPTION OF THE NOTES...........................................10
      Section 401 Redemption of the 2011 Notes at the Option
                  of the Corporation....................................10
      Section 402 Redemption of the 2031 Notes at the Option
                  of the Corporation....................................11
      Section 403 No Sinking Fund.......................................11

ARTICLE V

      FORMS OF NOTES....................................................11
      Section 501 Form of Notes.........................................11

ARTICLE VI

      ORIGINAL ISSUE OF NOTES...........................................12
      Section 601 Original Issue of Notes...............................12

ARTICLE VII

      MISCELLANEOUS.....................................................12
      Section 701 Ratification of Base Indenture, First Supplemental
                  Indenture, Second Supplemental Indenture and Third
                  Supplemental Indenture................................12
      Section 702 Trustee Not Responsible for Recitals..................12
      Section 703 Governing Law.........................................13
      Section 704 Separability..........................................13
      Section 705 Counterparts..........................................13


      FOURTH SUPPLEMENTAL INDENTURE, dated February 6, 2001 (the "Fourth Supplemental Indenture"), between Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), under the Indenture, dated as of January 15, 1991, between the Corporation and the Trustee (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, between the Corporation and the Trustee, the Second Supplemental Indenture, dated as of April 26, 1999, between the Corporation and the Trustee, and the Third Supplemental Indenture, dated as of May 23, 2000, between the Corporation and the Trustee.

            WHEREAS, the Corporation executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Corporation's unsecured debt securities (the "Securities") to be issued from time to time in one or more series as might be determined by the Corporation under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

            WHEREAS, pursuant to the terms of the Base Indenture, the Corporation desires to provide for the establishment of two new separate series of Securities designated its 6 3/4% Senior Notes due 2011 (the "2011 Notes") and 7 1/4% Senior Notes due 2031 (the "2031 Notes" and, together with the 2011 Notes, the "Notes"), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fourth Supplemental Indenture; and

            WHEREAS, (a) the Corporation has requested that the Trustee execute and deliver this Fourth Supplemental Indenture pursuant to Sections 301 and 801 of the Base Indenture, (b) all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and (c) the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects:

            NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Trustee as follows:



                                 ARTICLE I

                                DEFINITIONS

Section 101 Definition of Terms.

            Unless the context otherwise requires:

            (a) a term defined in the Base Indenture has the same meaning when used in this Fourth Supplemental Indenture;

            (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout this Fourth Supplemental Indenture;

            (c) the singular includes the plural and vice versa;

            (d) a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

            (e) headings are for convenience of reference only and do not affect interpretation; and

            (f) the following terms have the meanings given to them in this
Section 101(f):

            "Capital Lease Obligation" means any obligation arising out of any lease of property which is required to be classified and accounted for by the lessee as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the remaining term of the Notes.

            "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or
(2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Corporation and Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less
(i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Corporation and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

            "Depositary," with respect to the Notes, means The Depository Trust Company or any successor thereto.

            "Funded Debt" means (i) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of such Restricted Subsidiaries, and (iv) all Capital Lease Obligations of a Restricted Subsidiary.

            "Global Note" shall have the meaning set forth in Section 203.

            "Indebtedness" means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (ii) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction.

            "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with the Corporation.

            "Intangible Assets" means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Corporation and the Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

            "Liens" means pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Corporation or any Restricted Subsidiary which secure Funded Debt.

            "Obligation" shall mean any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

            "Principal Subsidiary" shall mean Norfolk Southern Railway
Company.

            "Purchase Money Lien" shall mean any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any Notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Corporation or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

            "Receivables" mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Corporation or any Subsidiary of the Corporation of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

            "Reference Treasury Dealer" means each of Merrill Lynch Government Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if one of the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer") or otherwise fails to provide a Reference Treasury Dealer Quotation, the Corporation will substitute therefor another Primary Treasury Dealer.

            "Reference Treasury Dealer Quotation" means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

            "Restricted Subsidiary" means each Subsidiary of the Corporation other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

            "Securitization Subsidiary" means a Subsidiary of the Corporation (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

            "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Corporation or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Corporation or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Corporation or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

            "Subsidiary" shall mean an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or one or more subsidiaries, but does not include Conrail Inc.

            "Treasury Yield" means, with respect to any redemption date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

            "Underwriting Agreement" shall mean the Underwriting Agreement, dated February 1, 2001, of the Corporation, together with the Pricing Agreement, dated February 1, 2001, among the Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.


                                 ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201 Designation and Principal Amount.

            There shall be two new separate series of Securities designated its 6 3/4% Senior Notes due 2011 and 7 1/4% Senior Notes due 2031. The aggregate principal amount of the two new separate series of Securities authorized by this Supplemental Indenture shall be limited to $1,000,000,000, with the aggregate principal amount of the respective Securities limited to $300,000,000 for the 2011 Notes and $700,000,000 for the 2031 Notes (unless the issue of either series of Securities is "reopened" pursuant to Section 801(10) of the Base Indenture (as set forth herein) by issuing additional debt Securities of such series), in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Corporation for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

Section 202 Place of Payment: Security Register for Notes.

            The Corporation selects New York, New York as the Place of Payment for the Notes and hereby appoints the Trustee as Security Registrar for the Notes.

Section 203 Global Note.

            (a) Each series of the Notes shall be issued in the form of one or more global Notes in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes of that series (each, a "Global Note" and together, the "Global Notes"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Corporation. The Corporation upon any such presentation shall execute one or more Global Notes in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture. Payments on Notes issued as one or more Global Notes will be made to the Depositary.

            (b) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

Section 204 Interest.

            (a) The Notes will bear interest at the Interest Rates (as defined below) from February 6, 2001, until the principal thereof becomes due and payable. Interest on the Notes, will be payable semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 2001, to the Person in whose name any such Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in the case of a Global Note, shall be the close of business on the August 1 and February 1 next preceding such Interest Payment Date. Notwithstanding the foregoing sentence, if the Notes are no longer in book-entry only form, the regular record dates for the Notes, shall be the August 1 and February 1 prior to the applicable Interest Payment Date.

            (b) The interest rate in respect of the 2011 Notes will be 6 3/4% per annum and the interest rate in respect of the 2031 Notes will be 7 1/4% per annum (collectively, the "Interest Rates").

            (c) In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, with the same force and effect as if made on such date, and no interest shall accrue on the amount so payable from the period from and after such Interest Payment Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date").


                                ARTICLE III

                                 COVENANTS

Section 301 Limitation on Liens on Stock or Indebtedness of Principal Subsidiaries.

            (a) For so long as any Notes issued pursuant to this Fourth Supplemental Indenture are Outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date any Notes are first issued or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Notes) of the Corporation, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding Notes shall be directly secured equally and ratably with such Obligation. This Section 301(a) shall not (i) apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary,
(ii) restrict any other property of the Corporation or its Subsidiaries or
(iii) restrict the sale by the Corporation or any Subsidiary of any stock or indebtedness of any Subsidiary.

Section 302 Limitations on Funded Debt.

            For so long as any Notes issued pursuant to this Fourth Supplemental Indenture are Outstanding, the Corporation shall not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

            This Section 302 shall not apply to, and there shall be excluded from Funded Debt in any computation pursuant hereto, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Corporation or any Restricted Subsidiary; (iii) Liens on real or physical property thereafter acquired (or constructed) by the Corporation or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Corporation or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute, (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code of 1954, as amended; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;
(viii) Liens incurred (no matter when created) in connection with the Corporation's or a Restricted Subsidiary's engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Corporation or such Restricted Subsidiary; (ix) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Corporation or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Corporation or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Corporation or any Restricted Subsidiary with respect to which the Corporation or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Corporation or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Corporation and its Restricted Subsidiaries; (x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Corporation or a Restricted Subsidiary through repossession, foreclosure or lien proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Corporation or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Corporation or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or (xiv) any extension, renewal, refunding or replacement of the foregoing.


                                 ARTICLE IV

                          REDEMPTION OF THE NOTES

Section 401 Redemption of the 2011 Notes at the Option of the Corporation.

            (a) The 2011 Notes at any time from their date of issuance, are redeemable, in whole or in part, at the option of the Corporation, upon not less than (i) 45 days notice to the Trustee (unless a shorter time shall be acceptable to the Trustee for its convenience) and (ii) 30 nor more than 60 days prior written notice at a redemption price as evidenced by an Officer's Certificate of the Corporation equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the Treasury Yield plus 20 basis points, together with the accrued interest to the date of redemption; provided, however, that interest installments due on an Interest Payment Date which is on or prior to the date of redemption will be payable to those Holders who are Holders of record of such 2011 Notes (or one or more predecessor 2011 Notes) as of the close of business on the regular record date preceding such Interest Payment Date.

            (b) If the 2011 Notes are only partially redeemed pursuant to this Section 401, such 2011 Notes will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided, that if at the time of redemption, the 2011 Notes are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of such 2011 Notes beneficially held by each Holder of 2011 Notes to be redeemed.

Section 402 Redemption of the 2031 Notes at the Option of the Corporation.

            (a) The 2031 Notes at any time from their date of issuance, are redeemable, in whole or in part, at the option of the Corporation, upon not less than (i) 45 days notice to the Trustee (unless a shorter time shall be acceptable to the Trustee for its convenience) and (ii) 30 nor more than 60 days prior written notice at a redemption price as evidenced by an Officer's Certificate of the Corporation equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the Treasury Yield plus 25 basis points, together with the accrued interest to the date of redemption; provided, however, that interest installments due on an Interest Payment Date which is on or prior to the date of redemption will be payable to those Holders who are Holders of record of such 2031 Notes (or one or more predecessor 2031 Notes) as of the close of business on the regular record date preceding such Interest Payment Date.

            (b) If the 2031 Notes are only partially redeemed pursuant to this Section 402, such 2031 Notes will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided, that if at the time of redemption, the 2031 Notes are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of such 2031 Notes beneficially held by each Holder of 2031 Notes to be redeemed.

Section 403 No Sinking Fund.

            The Notes are not entitled to the benefit of any sinking fund.


                                 ARTICLE V

                               FORMS OF NOTES

Section 501 Form of Notes.

            The 2011 Notes, along with the Trustee's Certificate of Authentication to be endorsed thereon, are to be substantially in the form attached hereto as Exhibit A. The 2031 Notes, along with the Trustee's Certificate of Authentication to be endorsed thereon, are to be substantially in the form attached hereto as Exhibit B.


                                 ARTICLE VI

                          ORIGINAL ISSUE OF NOTES

Section 601 Original Issue of Notes.

            The 2011 Notes in the aggregate principal amount of $300,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication as provided in Sections 301 and 303 of the Base Indenture, in the maximum principal amount of $300,000,000.

            The 2031 Notes in the aggregate principal amount of $700,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication as provided in Sections 301 and 303 of the Base Indenture, in the maximum principal amount of $700,000,000.


                                ARTICLE VII

                               MISCELLANEOUS

Section 701 Ratification of Base Indenture, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture.

            The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, as supplemented by this Fourth Supplemental Indenture, are in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 702 Trustee Not Responsible for Recitals.

            The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 703 Governing Law.

            This Fourth Supplemental Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

Section 704 Separability.

            In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 705 Counterparts.

            This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.




            IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, as of the day and year first above written.


                              NORFOLK SOUTHERN CORPORATION


                              By: /s/ William J. Romig
                                 -----------------------------------
                                 Name:  William J. Romig
                                 Title: Vice President and Treasurer


Attest:


By: /s/ Reginald J. Chaney
   ---------------------------
   Name:  Reginald J. Chaney
   Title: Assistant Secretary


                              U.S. BANK TRUST NATIONAL
                              ASSOCIATION, as Trustee


                              By: /s/ Cynthia W. Brown
                                 -------------------------------
                                 Name:  Cynthia W. Brown
                                 Title: Assistant Vice President


Attest:


By: /s/ Marlene Fahey
   ---------------------------
   Name:  Marlene Fahey
   Title: Vice President




                                 EXHIBIT A

                                 FORM ONLY
                                FACE OF NOTE

            This Note is a Global Note within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.                                        CUSIP No.  655844 AP 3
    --------------------

                        NORFOLK SOUTHERN CORPORATION

                                    NOTE
                           DUE FEBRUARY 15, 2011

            NORFOLK SOUTHERN CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (herein called the "Corporation", which term includes any successor corporation under the Base Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Million Dollars ($[________]) on February 15, 2011 and to pay interest thereon from February 6, 2001 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 2001, at a rate of 6 3/4% per annum until the principal hereof is paid or made available for payment, and on any overdue principal and premium, if any, at a rate of 6 3/4% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 6 3/4% per annum compounded semi-annually. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (as defined below) shall be calculated as provided in the Base Indenture. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on such date and no interest shall accrue on the amount so payable from the period from and after such Interest Payment Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Security, as defined in said Base Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the August 1 and February 1 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. The principal of and premium, if any, and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Corporation and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment.

            The indebtedness evidenced by this Note is, to the extent provided in the Base Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Corporation, and this Note is issued subject to the provisions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture by each Holder of unsecured and unsubordinated indebtedness of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such Holder or creditor upon said provisions.

            This Note shall not be entitled to any benefit under the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

                              NORFOLK SOUTHERN CORPORATION

                              By:
                                 --------------------------
                                 Name:
                                 Title:
Attest:

By:
   --------------------------
   Name:
   Title: Secretary or Assistant Secretary


                       CERTIFICATE OF AUTHENTICATION

            This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Base Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee


By:
   --------------------------
   Authorized Officer


Dated:
      --------------------------



                         (FORM OF REVERSE OF NOTE)

            This Note is one of a duly authorized series of securities of the Corporation (herein sometimes referred to as the "Security"), issued or to be issued in one or more series under and pursuant to an Indenture, dated as of January 15, 1991 (the "Base Indenture"), duly executed and delivered between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997 (the "First Supplemental Indenture"), between the Corporation and the Trustee, the Second Supplemental Indenture, dated April 26, 1999 (the "Second Supplemental Indenture") between the Corporation and the Trustee, the Third Supplemental Indenture, dated May 23, 2000 (the "Third Supplemental Indenture") between the Corporation and the Trustee, and the Fourth Supplemental Indenture, dated February 6, 2001 (the "Fourth Supplemental Indenture") between the Corporation and the Trustee to which Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Security. By the terms of the Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is the series designated on the face hereof (the "Notes") and is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

            This Note may be redeemed in whole at any time or in part from time to time, at the Corporation's option, at a redemption price equal to the greater of (1) 100% of its principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield, as defined in the Fourth Supplemental Indenture, plus 20 basis points for the Note, plus, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

            In case an Event of Default, as defined in the Base Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Base Indenture.

            The Base Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Security of each series affected, to execute supplemental indentures for the purpose of adding any provisions to the Base Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or to reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (ii) reduce the percentage in principal amount of the Outstanding Security of any series, the Holders of which are required to consent to any such supplemental indenture or to waive certain defaults thereunder and their consequences provided for in the Base Indenture; or
(iii) modify any of the provisions of the Base Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby. The Base Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Security of any series affected thereby, on behalf of all of the Holders of the Security of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

            No reference herein to the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture or Fourth Supplemental Indenture and no provision of this Note or of the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture or Fourth Supplemental Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

            As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment of this Note for registration of transfer of this Note, the Corporation, the Trustee, and any agent of the Corporation or the Trustee may treat the registered Holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            All terms used in this Note that are defined in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture shall have the meanings assigned to them therein.

            THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE THIRD SUPPLEMENTAL INDENTURE, THE FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                 EXHIBIT B

                                 FORM ONLY
                                FACE OF NOTE

            This Note is a Global Note within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.                                        CUSIP No. 655844 AQ 1
    --------------------

                        NORFOLK SOUTHERN CORPORATION

                                    NOTE
                           DUE FEBRUARY 15, 2031

            NORFOLK SOUTHERN CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (herein called the "Corporation", which term includes any successor corporation under the Base Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Million Dollars ($[________]) on February 15, 2031 and to pay interest thereon from February 6, 2001 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 2001, at a rate of 7 1/4% per annum until the principal hereof is paid or made available for payment, and on any overdue principal and premium, if any, at a rate of 7 1/4% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 7 1/4% per annum compounded semi-annually. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (as defined below) shall be calculated as provided in the Base Indenture. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on such date and no interest shall accrue on the amount so payable from the period from and after such Interest Payment Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Security, as defined in said Base Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the August 1 and February 1 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. The principal of and premium, if any, and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Corporation and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment.

            The indebtedness evidenced by this Note is, to the extent provided in the Base Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Corporation, and this Note is issued subject to the provisions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture by each Holder of unsecured and unsubordinated indebtedness of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such Holder or creditor upon said provisions.

            This Note shall not be entitled to any benefit under the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

                              NORFOLK SOUTHERN CORPORATION

                              By:
                                 --------------------------
                                 Name:
                                 Title:
Attest:

By:
   --------------------------
   Name:
   Title: Secretary or Assistant Secretary


                       CERTIFICATE OF AUTHENTICATION

            This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Base Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee

By:
   --------------------------
   Authorized Officer


Dated:
      --------------------------




                         (FORM OF REVERSE OF NOTE)

            This Note is one of a duly authorized series of securities of the Corporation (herein sometimes referred to as the "Security"), issued or to be issued in one or more series under and pursuant to an Indenture, dated as of January 15, 1991 (the "Base Indenture"), duly executed and delivered between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997 (the "First Supplemental Indenture"), between the Corporation and the Trustee, the Second Supplemental Indenture, dated April 26, 1999 (the "Second Supplemental Indenture") between the Corporation and the Trustee, the Third Supplemental Indenture, dated May 23, 2000 (the "Third Supplemental Indenture") between the Corporation and the Trustee, and the Fourth Supplemental Indenture, dated February 6, 2001 (the "Fourth Supplemental Indenture") between the Corporation and the Trustee to which Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Security. By the terms of the Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is the series designated on the face hereof (the "Notes") and is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

            This Note may be redeemed in whole at any time or in part from time to time, at the Corporation's option, at a redemption price equal to the greater of (1) 100% of its principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield, as defined in the Fourth Supplemental Indenture, plus 25 basis points for the Note, plus, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

            In case an Event of Default, as defined in the Base Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Base Indenture.

            The Base Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Security of each series affected, to execute supplemental indentures for the purpose of adding any provisions to the Base Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or to reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (ii) reduce the percentage in principal amount of the Outstanding Security of any series, the Holders of which are required to consent to any such supplemental indenture or to waive certain defaults thereunder and their consequences provided for in the Base Indenture; or
(iii) modify any of the provisions of the Base Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby. The Base Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Security of any series affected thereby, on behalf of all of the Holders of the Security of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

            No reference herein to the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture or Fourth Supplemental Indenture and no provision of this Note or of the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture or Fourth Supplemental Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

            As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment of this Note for registration of transfer of this Note, the Corporation, the Trustee, and any agent of the Corporation or the Trustee may treat the registered Holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            All terms used in this Note that are defined in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture shall have the meanings assigned to them therein.

            THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE THIRD SUPPLEMENTAL INDENTURE, THE FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.